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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the "Agreement") is made by and between THE CITIZENS BANKING COMPANY, an Ohio corporation, ("CBC") and GEORGE E. STEINEMANN (the "Employee").

                                    RECITALS

            A. The Employee has, for some time, been active as a licensed seller of investment products and financial advisor.

            B. CBC operates a trust department and intends to offer financial advice and sell certain investment products.

            C. The parties desire to provide for the employment of the Employee with CBC in connection with the trust and investment activities of CBC in accordance with the terms and conditions of this Agreement.

                                    AGREEMENT

            In consideration of the premises and the mutual covenants and conditions set forth herein, the parties agree as follows:

            1. EMPLOYMENT AND TERM. CBC will employ Employee as a senior vice-president to perform the duties described in this Agreement and Employee accepts employment on the terms and conditions stated herein. The employment of Employee shall begin on the _____ day of ____________, _______ (the "Employment Date") and continue for an initial term of three (3) years after that date, subject only to termination only in accordance with specific provisions of this Agreement (the "Initial Term"). This Agreement shall be automatically renewed for subsequent terms of three (3) years each (each a "Renewal Term") at the conclusion of the Initial Term or each Renewal Term unless (a) either party shall have given the other party written notice of its or his intention to terminate the Agreement at least sixty (60) days prior to the expiration of the Initial Term or Renewal Term, as the case may be, or (b) the Agreement has been previously terminated in accordance with its terms. (The entire duration of Employee's employment shall be referred to as the "Term".) Each renewal or extension of this Agreement shall be based upon the terms and conditions stated herein.

            2. DUTIES. Employee shall solicit customers for the trust services and the investment products of First Citizens Banc Corp and its subsidiaries (collectively "FCBC"), shall provide trust services and financial planning and advice to FCBC's customers, and, at the option of CBC, shall perform any or all of the following specific duties:

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                  (a)   To generally promote the trust services and the
            investment products of CBC and/or FCBC;

                  (b) To provide the trust services and the investment products needed by customers of FCBC;

                  (c) To provide such oversight and management of the trust services and/or the investment sales activities as is requested by CBC and/or FCBC;

                  (d) To support and assist, to the extent of his abilities, the efforts of CBC and/or FCBC to sell investment products and trust services;

                  (e) To participate in such management and supervising activities as are reasonably requested by CBC and/or FCBC; and

                  (f) To perform other related activities that are reasonably requested by CBC and/or FCBC.

Employee will undertake his employment and perform his duties using his best efforts to promote the enlargement, more efficient function and increase in income of the business of CBC. CBC shall retain the right to supervise and direct the activities of Employee and Employee shall comply with any specific directions given by CBC and/or FCBC regarding the manner of performance of his duties. Employee shall perform his duties as full-time, salaried employee, and Employee acknowledges that he will not be entitled to overtime pay. During his employment, the Employee will generally work during CBC's normal business hours and will devote such time, interest and effort to the performance of this Agreement as is fairly and reasonably necessary. Nothing contained in this Agreement shall preclude CBC from assigning other employees to perform duties similar to those duties of Employee. Unless the parties agree otherwise in writing, during the employment term the primary offices assigned to the Employee from which he will provide his services shall be located in Erie and/or Huron County, Ohio; provided, however, that CBC may from time to time require the Employee to travel temporarily to other locations on CBC's business.

            3. COMPENSATION. In consideration of Employee's performance of his duties, CBC will pay to him the following:

                  (a) Base Salary. Employee shall be paid a gross base salary computed at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year (the "Base Salary"). The Base Salary shall be paid in approximately equal biweekly installments on the same day that executive officers of CBC are paid. CBC's board of directors shall review the Base Salary then being paid to the Employee not less frequently than every twelve months beginning in 2004. Following such review, CBC may in its discretion increase (but shall not be

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            required to increase) the Base Salary of the Employee. CBC shall not decrease the Base Salary during the term of this Agreement.

                  (b) Incentive Compensation. In addition to his Base Salary, Employee shall be paid incentive compensation in accordance with the Relationship Management Performance and Sales Incentive Plan as it may be adopted, supplemented and modified from time to time by CBC (the "Incentive Compensation"). Until termination of this Agreement, during each Contract Year (as defined herein) the Employee shall have the right to draw from CBC a sum that, together with any commissions previously paid for the Contract Year shall not exceed a total of Fifty Thousand Dollars ($50,000.00) during the Contract Year. Any sum so drawn by the Employee shall be applied to and deducted from the Incentive Compensation otherwise due to the Employee for that Contract Year. If, during the initial Contract Year of this Agreement, the sum drawn by the Employee exceeds the Incentive Compensation due to the Employee for such Contract Year, then the difference between the sum drawn and the Incentive Compensation due for such Contract Year shall not be applied to or deducted from any Incentive Compensation due for the second Contract Year of this Agreement. If, during the second or any subsequent Contract Year, the sum drawn by the Employee exceeds the Incentive Compensation due to the Employee for such Contract Year, then the difference between the sum drawn and the Incentive Compensation due for such Contract Year shall be applied to and deducted from the Incentive Compensation due for the next subsequent Contract Year. The phrase "Contract Year" as used herein shall mean the one (1) year period beginning on the date of this Agreement or on the same day of each year thereafter during the Term.

                  (c) Deferred Compensation. Upon the expiration of the second year after the Employment Date (provided that this Agreement has not been terminated by CBC in accordance with its terms or by the Employee), CBC shall create an account in the name of the Employee pursuant to the then-existing Deferred Compensation Plan of CBC and credit such account with the sum of Twenty-Four Thousand Dollars ($24,000.00).

                  (d) Deductions. The Base Salary and the Incentive Compensation to be paid to Employee shall be reduced by any legally required deductions.

                  (e) Benefits. During the Term, CBC shall make available to Employee the fringe benefits that it provides to employees of CBC based upon the same terms and conditions (including the same vesting schedule and waiting periods) that apply to other employees.

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                  (f)   Reimbursement of Expenses. CBC shall reimburse the
            Employee, in accordance with the normal policies of CBC, for his reasonable and necessary out-of-pocket expenses incurred to perform his duties under this Agreement, including (but not limited to):

                  (i) travel and related expenses incurred to perform his duties while away from the main office of CBC;

                  (ii) normal expenses to secure and maintain any licenses necessary for the Employee to perform his duties under the Agreement; and

                  (iii) reasonable continuing education expenses.

            The Employee shall submit any reports and/or documentation reasonably requested by CBC to verify and support a request for reimbursement of expenses.

                  (g) Change in Control. Upon the occurrence of any "change in control" (as defined herein) of CBC or FCBC, the Employee shall have the right to terminate this Agreement by providing written notice to CBC within sixty (60) days after such change in control. Notwithstanding the foregoing, the Employee's obligations and CBC's rights under Sections 6, 7 and 8 of this Agreement shall survive the termination of this Agreement, and, in the event the Employee terminates his employment following a change in control, the Employee shall be entitled to receive (i) the unpaid portion of Employee's annual Base Salary and benefit payments earned up to the date of such termination, and (ii) a lump-sum amount equal to the Employee's Base Salary for the period from the date of termination until the end of the then existing Initial Term or Renewal Term, as the case may be, of this Agreement. For the purposes of this Agreement, the term "change in control" shall mean the following events:

                        (1) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of CBC or FCBC representing more than fifty percent (50%) of the combined voting power of CBC or FCBC's then outstanding securities; or

                        (2) The completion of a transaction requiring shareholder approval for the acquisition of substantially all of the stock or assets of CBC or FCBC by an entity other than CBC or FCBC or any merger of

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                  CBC or FCBC into another company in which CBC or FCBC, as the case may be, is not the surviving entity.

                        (h)   Effect of Termination. Except as provided in
                  Section 3(g), if Employee's employment is terminated by CBC as provided in this Agreement or by the Employee, CBC shall only pay that proportionate part of the Base Salary which is allocable solely to the period prior to the termination.

            4. TERMINATION. Except as provided in Section 1 of this Agreement, CBC shall only have the right to terminate Employee's employment for "Cause". "Cause", as used in this Agreement, shall consist of any one or more of the following:

                  (a)   Employee's death;

                  (b) Refusal, failure or inability (except as limited by law or by the policies of CBC in the event of a disability) of the Employee to perform his duties;

                  (c) Employee's material breach of or failure to comply with any provision or term of this Agreement;

                  (d) Any fraud, defalcation or material conflict of interest by Employee;

                  (e) Employee's performance of any material act, or failure to take any material action, in bad faith to the detriment of CBC; and

                  (f) Suspension, loss of or failure to maintain, for a period exceeding thirty (30) days, any license necessary for Employee to perform his duties.

            5. RETURN OF PROPERTY. Upon termination of Employee's employment for any reason, Employee will immediately surrender to CBC in good condition, the books, accounts, records, memoranda, keys, computer disks, computer passwords, credit cards and other property or information of any nature, tangible or intangible, which are in Employee's possession or under his control and which belong to CBC.

            6. RESTRICTIVE COVENANTS. Employee acknowledges that he has not previously been engaged in providing trust services, that CBC will provide certain training and the opportunity to give experience in providing trust services, that he will have the opportunity to meet present customers to whom CBC provides trust services and that he will be compensated for securing new customers for CBC. Employee also acknowledges that, as an employee of CBC, he will be exposed to confidential information about products, business and customers of CBC. As a result, it would be unfair for him to compete or engage in the activities restricted by

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Paragraph 6 and 7 of this Agreement and the restrictions are necessary to protect the legitimate business interests of CBC. Therefore, during the Term and for a period of one (1) year after the termination for any reason of the Employee's employment with CBC, whether as a result of expiration of the Term, Cause, or voluntary termination by Employee (whether or not such constitutes a breach), the Employee agrees that:

                  (a) Employee shall not, within fifty (50) miles of any business location of CBC, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to, or in competition with, the activities of CBC in offering financial services, investment products, or trust services; provided that, after the Term, this restrictive covenant shall not preclude the Employee from selling investment products or offering financial advice as he did prior to the Term as long as those customers to whom he sells any products either (i) were customers of the Employee before the commencement of the Term, or
            (ii) were not customers of CBC at any time during the Term.

                  (b) Employee shall not, directly or indirectly, solicit, encourage, entice or induce any of the employees of CBC to terminate his or her employment relationship with CBC.

                  (c) Except on behalf of CBC, Employee shall not, directly or indirectly, solicit, attempt to solicit, or call on any customer of CBC, or induce or attempt to induce any such customer to curtail, divest or cancel any potential business with CBC; provided that, after the Term, this restriction shall not preclude the Employee from selling investment products as he did prior to the Term to those customers to whom he sold investment products before the commencement of the Term.

                  (d) Employee shall not, directly or indirectly, otherwise interfere with any business or customer relationship of CBC.

            7. CONFIDENTIALITY AND CUSTOMER INFORMATION. Employee agrees that the names of all persons having business dealings with CBC, all knowledge or information concerning CBC's business operations, business plans, finances, products, customers, sales and pricing policies, and all knowledge or information that relates in any way to the marketing or management of CBC's products or services, except information which is now or hereafter becomes part of the public domain through no fault of Employee, constitutes "Confidential Information" of CBC. Employee agrees that he shall not divulge or disclose any Confidential Information of CBC and shall not use Confidential Information of CBC for his benefit or to the detriment of CBC.

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            8.    INDEPENDENT CONSTRUCTION AND REMEDIES. The covenants contained in paragraphs 6 and 7 of this Agreement are of the essence of the Agreement and shall be construed as independent of any other provisions of this Agreement. The existence of any claim or cause of action of Employee against CBC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CBC of these covenants and provisions. Employee acknowledges that a breach of any of the provisions of paragraphs 6 and 7 will cause continuing and irreparable harm to CBC for which it would not be compensated adequately by money damages. Employee agrees that, in the event of any actual or threatened breach, in addition to any other remedies available to it, CBC shall be entitled to immediate and permanent injunctions to prevent Employee from such activity.

            9. NO ASSIGNMENT. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do so shall be void.

            10. CONFIDENTIALITY OF AGREEMENT. Employee agrees that all terms, provisions, and conditions of this Agreement are and shall remain confidential and shall not be disclosed to any person not a party hereto, excepting any attorney or advisor consulted by Employee with regard to this Agreement.

            11. NOTICE. All notices, requests, demands or instructions to be given hereunder shall be in writing and delivered in person or sent by certified mail (or regular mail if the certified mail is returned unclaimed) addressed as follows:

                  To the Employee:              George E. Steinemann
                                                1123 Cedar Point Road
                                                Sandusky, Ohio 44870

                  To CBC:                       The Citizens Banking Company
                                                100 E. Water Street
                                                Sandusky, Ohio 44870
                                                Attn: David A. Voight

The above addresses may be changed by a party serving notice as herein provided.

            12.   MISCELLANEOUS.

                  (a) Titles and Captions. All titles and captions are for convenience only, and do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

                  (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

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                  (c)   Waiver or Modification. No delay on the part of any
            party in the exercise of any right or remedy shall operate as a waiver thereof. No provisions of this Agreement may be waived, changed, modified, or discharged orally but only by an agreement in writing signed and executed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  (d) Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner that is effective and valid under applicable law, but, if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of the invalidity, illegality, or unenforceability in that jurisdiction. The remainder of this Agreement, and the application of the provision to other persons and circumstances or in other jurisdictions, shall not be affected thereby, and the intent of the parties as set forth herein shall be enforced to the fullest extent permitted by law. The parties shall attempt to replace any invalid provision with a legally valid provision which follows the original intent of the parties as closely as possible.

                  (e) Pronouns. If the context of this Agreement so requires, the singular includes the plural (and vice-versa) and the masculine, feminine and neuter include each other.

                  (f) Entire Agreement. This Agreement sets forth the entire understanding of the parties, and any modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.

                  (g) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the ________ day of _________________, 2002.

SIGNED AND ACKNOWLEDGED                            THE CITIZENS BANKING COMPANY:
IN THE PRESENCE OF:

/s/ James E. McGookey                              By: /s/ David A. Voight
----------------------------                           ------------------------
Witness

/s/ Kathleen A. Bodi
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Witness

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                                                   EMPLOYEE:

/s/ James E. McGookey                              /s/ George E. Steinemann
----------------------------                       ----------------------------
Witness                                            George E. Steinemann

/s/ Lisa K. Rhenish
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Witness

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